UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                 Date of Report (date of earliest event report)
                                December 7, 1999

                             MESA LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

          Colorado                      0-11740                  84-0872291
   -------------------------  ------------------------  ------------------------
 (State or other jurisdiction (Commission File Number)         (IRS Employer
     of incorporation or                                    Identification No.)
         organization)


                 12100 W. Sixth Avenue, Lakewood, Colorado 80228
    -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 987-8000

                                      None
    -----------------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) The registrant is filing the required financial statements in connection with its acquisition of certain assets of Automata Instrumentation, Inc. on December 7, 1999 on this amendment to Form 8-K.

(b) The registrant is also filing the required pro forma information in connection with the acquisition described in Item 7a above on this amendment to Form 8-K.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MESA LABORATORIES, INC.


Date: February 22, 2000            By:     /s/ Steve Peterson
                                   --------------------------
                                               Steve Peterson
                                                Chief Financial Officer

                         AUTOMATA INSTRUMENTATION, INC.




                                Table of Contents



                                                                   Page


Independent Auditors' Report..........................................1

Financial Statements

   Balance Sheets.....................................................2

   Statements of Operations and Retained Earnings.....................3

   Statements of Cash Flows...........................................4

Notes to Financial Statements.........................................5

                          INDEPENDENT AUDITORS' REPORT




To the Shareholders
Automata Instrumentation, Inc.
Scottsdale, Arizona


We have audited the accompanying balance sheet of Automata Instrumentation, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automata Instrumentation, Inc. at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

February 11, 2000
Denver, Colorado

                         AUTOMATA INSTRUMENTATION, INC.

                                 Balance Sheets


                                                   December 31,    October 31,
                                                       1998           1999
                                                    ---------      ---------
                Assets (Note 2)                                   (Unaudited)

Current assets
   Cash .......................................     $  16,204      $   3,303
   Accounts receivable ........................       367,117        483,255
   Income tax refund receivable (Note 5) ......         5,720           --
   Inventories ................................       225,982        410,880
   Prepaid expenses ...........................        12,784         17,675
                                                    ---------      ---------
     Total current assets .....................       627,807        915,113

Property and equipment
   Furniture and fixtures .....................        30,939         30,546
   Computer equipment .........................        47,705         33,805
   Equipment ..................................       165,238        179,887
   Leasehold improvements .....................          --            6,091
                                                    ---------      ---------
                                                      243,882        250,329
   Less accumulated depreciation ..............      (162,033)      (169,353)
                                                    ---------      ---------
     Total property and equipment .............        81,849         80,976
                                                    ---------      ---------

Other assets
   Long-term deferred income tax asset, net
    (Note 5) ..................................        19,859           --
   Stockholder loan receivable ................          --            2,469
                                                    ---------      ---------
                                                       19,859          2,469
                                                    ---------      ---------

Total assets ..................................     $ 729,515      $ 998,558
                                                    =========      =========

      Liabilities and Stockholders' Equity

Current liabilities
   Line-of-credit (Note 2) ....................     $ 411,648      $ 136,171
   Cash in excess of bank balance .............          --           58,940
   Accounts payable ...........................       105,498        111,475
   Accrued liabilities ........................        51,091        197,118
   Stockholder note payable (Note 3) ..........        20,348           --
   Current portion of capital lease obligation
    (Note 4) ..................................         6,982          5,118
   Deferred income tax liability, net (Note 5)           --          101,656
                                                    ---------      ---------
     Total current liabilities ................       595,567        610,478

Long-term liabilities
   Capital lease obligation, net of current
    portion (Note 4) ..........................        11,737          7,852
   Long-term deferred income tax liability,
    net (Note 5) ..............................          --            6,995
                                                    ---------      ---------
     Total liabilities ........................       607,304        625,325

Stockholders' equity
   Common stock, no par value, 1,000,000 shares
    authorized, 2,000 shares issued and
    outstanding ...............................         9,406          9,406
   Retained earnings ..........................       112,805        363,827
                                                    ---------      ---------
                                                      122,211        373,233
                                                    ---------      ---------

Total liabilities and stockholders' equity ....     $ 729,515      $ 998,558
                                                    =========      =========


                       See notes to financial statements.

                         AUTOMATA INSTRUMENTATION, INC.

                 Statements of Operations and Retained Earnings


                                         Year Ended           Ten Months Ended
                                        December 31,             October 31,
                                        -----------      ----------------------------
                                            1998            1999             1998
                                        -----------      -----------      -----------
                                                                   (Unaudited)

Sales .............................     $ 2,757,179      $ 2,846,441      $ 2,331,507

Cost of goods sold ................       1,349,619        1,181,613        1,141,256
                                        -----------      -----------      -----------

Gross profit ......................       1,407,560        1,664,828        1,190,251

Selling, general and administrative
 expenses .........................       1,491,472        1,234,138        1,082,234
                                        -----------      -----------      -----------

(Loss) income from operations .....         (83,912)         430,690          108,017

Other income (expenses)
   Other income ...................           7,216            9,237              359
   Loss on sale of assets .........          (5,964)            --               --
   Interest expense ...............         (31,281)         (22,789)         (25,246)
                                        -----------      -----------      -----------
                                            (30,029)         (13,552)         (24,887)
                                        -----------      -----------      -----------

Net (loss) income before taxes ....        (113,941)         417,138           83,130

Income tax benefit (provision) ....          46,927         (166,116)         (17,973)
                                        -----------      -----------      -----------

Net (loss) income .................         (67,014)         251,022           65,157

Retained earnings - beginning of
 period ...........................         179,819          112,805          179,819
                                        -----------      -----------      -----------

Retained earnings - end of period .     $   112,805      $   363,827      $   244,976
                                        ===========      ===========      ===========


                       See notes to financial statements.

                         AUTOMATA INSTRUMENTATION, INC.

                             Statements of Cash Flow


                                         Year Ended          Ten Months Ended
                                        December 31,    ------------------------
                                            1998          1999            1998
                                         ---------      ---------      ---------
                                                                (Unaudited)
Cash flows from operating activities
  Net (loss) income ................     $ (67,014)     $ 251,022      $  65,157
                                         ---------      ---------      ---------
  Adjustments to reconcile net
   (loss) income to cash provided
   by operating activities
   Depreciation and amortization ...        50,540         26,944         37,789
   Deferred income taxes ...........       (41,207)       126,041         15,112
   Loss on sale of property and
    equipment ......................         5,964           --            5,964
   Changes to certain assets and
    liabilities
     Accounts receivable ...........       (57,418)      (116,138)       (68,964)
     Income tax refund receivable ..        (5,720)         5,720           --
     Inventories ...................       (13,719)      (184,898)      (187,829)
     Prepaid expenses ..............        (7,918)        (4,891)        (3,797)
     Accounts payable ..............        50,799          5,977        106,552
     Accrued liabilities ...........         3,634        146,027          9,008
                                         ---------      ---------      ---------
                                           (15,045)         4,782        (86,165)
                                         ---------      ---------      ---------
       Net cash (used) provided by
        operating activities .......       (82,059)       255,804        (21,008)
                                         ---------      ---------      ---------

Cash flows from investing activities
  Purchase of property and equipment        (9,402)       (26,071)        (9,402)
                                         ---------      ---------      ---------
       Net cash used by investing
        activities .................        (9,402)       (26,071)        (9,402)
                                         ---------      ---------      ---------

Cash flows from financing activities
  Cash in excess of bank balance ...       (22,803)        58,940        (22,803)
  Net borrowings (payments) on
   line-of-credit ..................       119,045       (275,477)        57,358
  Proceeds from (payments toward)
   stockholder loans ...............        15,062        (20,348)        15,062
  Principal payments on capital
   lease obligations ...............        (3,639)        (5,749)        (3,215)
                                         ---------      ---------      ---------
       Net cash provided (used) by
        financing activities .......       107,665       (242,634)        46,402
                                         ---------      ---------      ---------

Net increase (decrease) in cash ....        16,204        (12,901)        15,992

Cash - beginning of period .........          --           16,204           --
                                         ---------      ---------      ---------

Cash - end of period ...............     $  16,204      $   3,303      $  15,992
                                         =========      =========      =========

Supplemental disclosures
     Cash paid during the year for interest and income taxes $31,281 and
      $5,720, respectively.
     Cash paid during the periods ended October 31, 1999 and 1998 for interest and income taxes was $22,789 and $5,100 and $25,246 and $2,860, respectively.

Supplemental schedule of non-cash investing and financing  activities During the year ended December 31, 1998, the Company acquired equipment by entering into a capital lease of $22,359.


                       See notes to financial statements.

                         AUTOMATA INSTRUMENTATION, INC.

                          Notes to Financial Statements


Note 1 - Summary of Significant Accounting Policies

Organization

Automata Instrumentation, Inc. (the "Company") was incorporated July 3, 1986 in the State of Arizona with the intent to conduct biomedical engineering. The Company currently manufactures and services dialysis instruments which are sold worldwide. The Company also provides an independent repair center for hemodialysis system circuit card assemblies and modules.

Interim Financial Statements (Unaudited)

In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at October 31, 1999 and the results of its operations and changes in cash flows for the ten months ended October 31, 1999 and 1998. The results of operations for the ten months ended October 31, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of ninety days or less to be cash and cash equivalents.

Inventories

Inventories are valued at the lower of first-in, first-out cost or market value. Inventories consist of raw materials ($149,911), work-in-process ($29,190), and finished goods ($46,811).

Property and Equipment

Property and equipment are stated at cost. Property and equipment are depreciated over their estimated service lives of three to seven years using the straight-line method.

Revenue Recognition

Revenue is recognized when the product is delivered to the customer.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 1998 was $28,065.

                         AUTOMATA INSTRUMENTATION, INC.

                          Notes to Financial Statements



Note 1 - Summary of Significant Accounting Policies (continued)

Research and Development Costs

The Company expenses research and development costs in the year they are incurred. Research and development cost charged to expense for the year ended December 31, 1998 was $358,866.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2 - Line-of-credit

The Company has a $400,000 line-of-credit (exceeded at December 31, 1998), interest at 3.5% over the 30 day commercial paper rate (8.6% at December 31, 1998). The line-of-credit is collateralized by the assets of the Company and a personal guarantee of the principal stockholder. The amount outstanding on this line at December 31, 1998 is $411,648.


Note 3 - Stockholder Note Payable

Note payable stockholder consisted of an unsecured note, due on demand, with interest payable annually at seven percent (7%). Balance at December 31, 1998 was $20,348.


Note 4 - Capital Lease Obligation

The Company leases equipment under a capital lease having monthly payments of $766 per month that expires May 2001.

                         AUTOMATA INSTRUMENTATION, INC.

                          Notes to Financial Statements



Note 4 - Capital Lease Obligation (continued)

The cost of equipment under capital lease at December 31, 1998 was approximately $22,000 with related accumulated depreciation of $2,400.

Future lease payments under capital leases are as follows:

      Year Ending December 31,
      ------------------------

               1999                                            $  9,192
               2000                                               9,192
               2001                                               3,830
                                                               --------
               Total minimum lease payments                      22,214
               Less interest imputed                             (3,495)
                                                               --------
               Present value of minimum lease
                payments                                         18,719
               Current portion                                   (6,982)
                                                               --------

            Long-term portion                                  $ 11,737
                                                               ========


Note 5 - Income Taxes

The components of the income tax benefit (provision) are as follows:

                                                   December 31,
                                                       1998
                                                    ----------
Deferred
      Federal                                       $   43,173
      State                                              3,754
                                                    ----------

                                                    $   46,927
                                                    ==========

The current deferred tax assets and the long-term deferred tax liabilities consist of the following:

                                                   December 31,
                                                       1998
                                                    ----------

Long-term deferred tax (liability) asset
      Depreciation                                  $  (11,249)
      Net operating loss                                31,108
                                                    ----------

                                                    $   19,859
                                                    ==========

                         AUTOMATA INSTRUMENTATION, INC.

                          Notes to Financial Statements


Note 5 - Income Taxes (continued)

During the year ended December 31, 1998, the Company generated a net operating loss of approximately $82,000 for income tax reporting purposes. The $82,000 is available to carry forward for federal income tax purposes and, if unused, will expire in 2018 and represents an approximate $31,000 in deferred tax benefit as of December 31, 1998.


Note 6 - Commitments

Operating Leases

The Company leases its office and production facility from another company owned by the shareholders. The Company pays monthly lease payments of $8,500 plus insurance and real property taxes on the property. The lease expires on June 30, 2023, with an option to renew. Effective January 1, 1999, the monthly lease payments were negotiated to $11,000. Total lease expense for the year ended December 31, 1998 was $102,000. At December 31, 1998, the Company owed approximately $11,700 for property taxes under the lease.

The Company also leases certain office equipment and automobiles under operating lease agreements which provide for the payment of rent totaling approximately $1,900 per month. Rent expense under these operating leases totaled $20,000 for the year ended December 31, 1998.

Future minimum rental payments are as follows:

                                                         Related
      Year Ending December 31,                 Other      Party      Total
      ------------------------               --------   ---------  ---------

            1999                             $ 27,300   $ 132,000   $ 159,300
            2000                               30,600     132,000     162,600
            2001                               22,400     132,000     154,400
            2002                                9,200     132,000     141,200
            2003                                6,500     132,000     138,500
            Thereafter                          3,800   2,574,000   2,577,800
                                             --------  ----------   ---------

                                             $ 99,800  $3,234,000  $3,333,800
                                             ========  ==========  ==========

Warranty Reserve

The Company offers a warranty on some of its products which range from six months to three years after purchase. The Company has estimated its anticipated costs for warranty work on outstanding products to be approximately $8,300 as of December 31, 1998.

                         AUTOMATA INSTRUMENTATION, INC.

                          Notes to Financial Statements


Note 7 - Economic Dependency

The Company's purchases of a custom made PH sensor for three of the meters they manufacture are highly concentrated with one major vendor located in the United States. In the event this manufacturer is unable to supply this specialized sensor, there are other manufactures that could provide the product.

Also, the Company has several customers that individually exceeded 10% of total revenues.


Note 8 - Employee Benefit Plan

The Company has a qualified 401(k) plan (the "Plan") for those employees who meet certain eligibility requirements as set forth in the Plan. The Company may make discretionary contributions to the Plan. The Company made no contributions for the year ended December 31, 1998.

                          UNAUDITED PRO FORMA COMBINED
                STATEMENTS OF OPERATIONS AND UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEETS


The following unaudited pro forma combined statements of operations for the year ended March 31, 1999 (Mesa Laboratories, Inc.) and December 31, 1998 (Automata Instrumentation, Inc.) and the nine month period ended December 31, 1999 (Mesa Laboratories, Inc.) and September 30, 1999 (Automata Instrumentation, Inc.) and the unaudited pro forma combined balance sheet as of December 31, 1999 (Mesa Laboratories, Inc.) and September 30, 1999 (Automata Instrumentation, Inc.) give effect to Mesa Laboratories, Inc.'s purchase of certain assets of Automata Instrumentation, Inc. effective December 7, 1999, including the related pro forma adjustments described in the note thereto. The unaudited pro forma statements of operations have been prepared as if the proposed transactions occurred on April 1, 1998. The unaudited pro forma balance sheet has been prepared as if the transaction was recorded on Mesa Laboratories, Inc.'s books as of December 31, 1999. These pro forma statements are not necessarily indicative of the results of operations or the financial positions as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.

The unaudited pro forma combined statement of operations for the year ended March 31, 1999 (Mesa Laboratories, Inc.) and December 31, 1998 (Automata Instrumentation, Inc.) and March 31, 1999 and the nine month period ended December 31, 1999 (Mesa Laboratories, Inc.) and September 30, 1999 (Automata Instrumentation, Inc.) includes the results of operations of Mesa Laboratories, Inc. and Automata Instrumentation, Inc.

The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheets should be read in conjunction with the separate historical financial statements and notes thereto of Mesa Laboratories, Inc. and Automata Instrumentation, Inc.

           Notes to Unaudited Pro Forma Combined Financial Statements


The following notes and adjustments are related to Mesa Laboratories, Inc.'s ("Mesa") purchase of certain assets of Automata Instrumentation, Inc. ("Automata").

(1) This entry removes Automata's assets that are already included in Mesa's books as of December 31, 1999 since the acquisition was recorded as of December 7, 1999.

     On December 7, 1999, Mesa obtained the following and recorded the transaction using the purchase method of accounting:

      Current assets                              $  854,500
      Property, plant and equipment                   30,000
      Intangible assets                            4,012,000
      Current liabilities                           (409,000)
                                                  ----------

      Price paid                                  $4,487,500
                                                  ==========

      Cash paid                                   $4,100,000
                                                  ==========

      Stock issued (100,000 shares at $3.87
       per share)                                   $387,500
                                                  ==========

(2) This entry eliminates sales and related cost of sales associated with Automata's depot services. Mesa did not purchase the assets related to this line of operation.

(3) This entry records amortization of intangible assets acquired in the purchase, amortized over 25 years.

(4)  This entry eliminates officer's salaries of Automata.

(5) This entry eliminates building rent related to an office lease which will not be assumed by Mesa.

(6)  Pro forma income tax adjustment a flat rate of 35% effective tax rate.

                   Unaudited Pro Forma Combined Balance Sheet




                               Mesa          Automata
                           Laboratories   Instrumentation,
                               Inc.             Inc.                               Pro Forma Adjustments
       Assets              December 31,     September 30,                     -----------------------------
                               1999             1999             Total           Debit            Credit              Combined
                           ------------     ------------     ------------     ------------     ------------         ------------
Current assets
  Cash and cash
   equivalents .......     $  2,178,840     $     25,136     $  2,203,976     $       --       $     25,136(1)      $  2,178,840
  Accounts receivable,
   net ...............        2,233,381          518,688        2,752,069             --            518,688(1)         2,233,381
  Inventories ........        2,113,861          378,022        2,491,883             --            378,022(1)         2,113,861
  Prepaid expenses ...           48,073           17,567           65,640             --             17,567(1)            48,073
  Deferred income
   taxes .............           91,000             --             91,000             --               --                 91,000
                           ------------     ------------     ------------     ------------     ------------         ------------
   Total current
    assets ...........        6,665,155          939,413        7,604,568             --            939,413            6,665,155
                           ------------     ------------     ------------     ------------     ------------         ------------

Property, plant and
 equipment, net ......        1,563,627           59,775        1,623,402             --             59,775(1)        1,563,627

Other assets
  Intangible assets,
   net ...............        4,655,254             --          4,655,254             --               --              4,655,254
                           ------------     ------------     ------------     ------------     ------------         ------------

Total asset ..........     $ 12,884,036     $    999,188     $ 13,883,224     $       --       $    999,188         $ 12,884,036
                           ============     ============     ============     ============     ============         ============

   Liabilities and
Stockholders' Equity

Current liabilities
  Line-of-credit .....     $       --       $    241,390     $    241,390     $    241,390(1)  $       --           $       --
  Accounts payable ...          237,407          110,383          347,790          110,383(1)          --                237,407
  Accrued salaries
  and payroll taxes ..          252,180             --            252,180             --               --                252,180
  Other accrued
   expenses ..........          198,852           15,881          214,733           15,881(1)          --                198,852
  Taxes payable ......          209,254           93,477          302,731           93,477(1)          --                209,254
                           ------------     ------------     ------------     ------------     ------------         ------------
   Total current
    liabilities ......          897,693          461,131        1,358,824          461,131             --                897,693

Long-term liabilities
  Deferred income
   taxes payable .....           78,000             --             78,000             --               --                 78,000
                           ------------     ------------     ------------     ------------     ------------         ------------
   Total liabilities .          975,693          461,131        1,436,824          461,131             --                975,693
                           ------------     ------------     ------------     ------------     ------------         ------------

Stockholders' equity
  Preferred stock,
   no par value ......             --               --               --               --               --                   --
  Common stock, no
   par value;
   authorized
   8,000,000 (Mesa)
   and 1,000,000
   (Automata) shares;
   issued and
   outstanding,
   3,798,476 (Mesa)
   and 2,000
   (Automata) ........        2,694,958            9,405        2,704,363            9,405(1)          --              2,694,958
  Retained earnings ..        9,213,385          528,652        9,742,037          528,652(1)          --              9,213,385
                           ------------     ------------     ------------     ------------     ------------         ------------
   Total
    stockholders'
    equity ...........       11,908,343          538,057       12,446,400          538,057             --             11,908,343
                           ------------     ------------     ------------     ------------     ------------         ------------

Total liabilities
 and shareholders'
 equity ..............     $ 12,884,036     $    999,188     $ 13,883,224     $    999,188     $       --           $ 12,884,036
                           ============     ============     ============     ============     ============         ============



 Unaudited Pro Forma Combined Statement of Operations for the Year Ended March 31, 1999
 (Mesa Laboratories, Inc.) and December 31, 1998 (Automata Instrumentation, Inc.)


                            Mesa            Automata                           Pro Forma Adjustments
                         Laboratories   Instrumentation,                   ------------------------------
                            Inc.              Inc.            Total           Debit              Credit             Combined
                         -----------      -----------      -----------     -----------        -----------         -----------
Sales ..............     $ 8,083,273      $ 2,757,179      $10,840,452     $   639,800(2)     $      --           $10,200,652
Cost of sales ......       2,660,217        1,349,619        4,009,836            --              160,000(2)        3,849,836
                         -----------      -----------      -----------     -----------        -----------         -----------

Gross profit .......       5,423,056        1,407,560        6,830,616         639,800            160,000           6,350,816

Operating expenses
  Selling, general
  and administrative       2,231,221        1,491,472        3,722,693         160,480(3)         186,400(4)
                                                                                                  102,000(5)        3,594,773
  Research and
   development .....         236,769             --            236,769            --                 --               236,769
                         -----------      -----------      -----------     -----------        -----------         -----------
   Total operating
    expenses .......       2,467,990        1,491,472        3,959,462         160,480            288,400           3,831,542
                         -----------      -----------      -----------     -----------        -----------         -----------

Operating income ...       2,955,066          (83,912)       2,871,154         800,280            448,400           2,519,274
Interest income,
 net and other .....         271,362          (30,029)         241,333            --                 --               241,333
                         -----------      -----------      -----------     -----------        -----------         -----------

Earnings before
 income taxes ......       3,226,428         (113,941)       3,112,487         800,280            448,400           2,760,607

Income taxes .......       1,123,000          (46,927)       1,076,073            --              110,000             966,073
                         -----------      -----------      -----------     -----------        -----------         -----------

Net income .........     $ 2,103,428      $   (67,014)     $ 2,036,414     $   800,280        $   558,400         $ 1,794,534
                         ===========      ===========      ===========     ===========        ===========         ===========

Net income per share
 - basic                 $       .50                                                                              $       .42
                         ===========                                                                              ===========

Net income per share
 - diluted               $       .49                                                                              $       .42
                         ===========                                                                              ===========

Average common
 shares outstanding
 - basic                   4,236,000                                                                                4,236,000
                         ===========                                                                              ===========

Average common
 shares outstanding
 - diluted                 4,272,000                                                                                4,272,000
                         ===========                                                                              ===========




 Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended December 31, 1999
 (Mesa Laboratories, Inc.) and September 30, 1999 (Automata Instrumentation, Inc.)



                            Mesa           Automata                           Pro Forma Adjustments
                         Laboratories  Instrumentation,                   ------------------------------
                             Inc.            Inc.            Total           Debit              Credit            Combined
                         -----------     -----------      -----------     -----------        -----------        -----------
Sales ..............     $ 5,946,332     $ 2,562,342      $ 8,508,674     $   467,000(2)     $      --          $ 8,041,674
Cost of sales ......       2,051,404       1,053,913        3,105,317            --              117,000(2)       2,988,317
                         -----------     -----------      -----------     -----------        -----------        -----------

Gross profit .......       3,894,928       1,508,429        5,403,357         467,000            117,000          5,053,357

Operating expenses
  Selling, general
  and administrative       1,766,492         983,776        2,750,268         120,000(3)          41,800(4)
                                                                                                  78,000(5)       2,750,468
  Research and
   development .....         204,617            --            204,617            --                 --              204,617
                         -----------     -----------      -----------     -----------        -----------        -----------
   Total operating
    expenses .......       1,971,109         983,776        2,954,885         120,000            119,800          2,955,085
                         -----------     -----------      -----------     -----------        -----------        -----------

Operating income ...       1,923,819         524,653        2,448,472         587,000            236,800          2,098,272
Interest income,
 net and other .....         193,198          (9,652)         183,546            --                 --              183,546
                         -----------     -----------      -----------     -----------        -----------        -----------

Earnings before
 income taxes ......       2,117,017         515,001        2,632,018         587,000            236,800          2,281,818

Income taxes .......         743,228          97,927          841,155            --               43,000            798,155
                         -----------     -----------      -----------     -----------        -----------        -----------

Net income .........     $ 1,373,789     $   417,074      $ 1,790,863     $   587,000        $   279,800        $ 1,483,663
                         ===========     ===========      ===========     ===========        ===========        ===========

Net income per share
 - basic                 $       .35                                                                            $       .38
                         ===========                                                                            ===========

Net income per share
 - diluted               $       .35                                                                            $       .37
                         ===========                                                                            ===========

Average common
 shares outstanding
 - basic                   3,933,000                                                                              3,933,000
                         ===========                                                                            ===========
 Average common
 shares outstanding
 - diluted                 3,961,000                                                                              3,961,000
                         ===========                                                                            ===========